Exhibit 99.1

FUJIAN JINJIANG CHENDAI ANSHENG
SHOES & CLOTHING CO., LTD.

FINANCIAL STATEMENTS
with
REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

December 31, 2009, 2008 and 2007

FUJIAN JINJIANG CHENDAI ANSHENG SHOES & CLOTHING CO., LTD.
FINANCIAL STATEMENTS
December 31, 2009, 2008 and 2007

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Owner of
Fujian Jinjiang Chendai Ansheng Shoes & Clothing Co., Ltd

We have audited the accompanying balance sheets of Fujian Jinjiang Chendai Ansheng Shoes & Clothing Co., Ltd (the “Company”) as of December 31, 2009, 2008 and 2007 and the related statements of income and comprehensive income, changes in owner’s equity, and cash flows for each of the three years in the period ended December 31, 2009. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Bernstein & Pinchuk LLP

New York, New York
November 16, 2010

FUJIAN JINJIANG CHENDAI ANSHENG SHOES & CLOTHING CO., LTD.

BALANCE SHEETS

	December 31,
	2009	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,789,430	$8,076,050	$4,797,953
Accounts receivable	7,514,749	4,709,332	2,882,062
Prepaid expenses	18,282	-	-
Inventories	3,443,210	3,264,259	1,977,880
Total Current Assets	23,765,671	16,049,641	9,657,895
Property and equipments, net	1,034,502	1,180,489	1,229,475
Land use rights, net	232,761	237,905	228,307
TOTAL ASSETS	$25,032,934	$17,468,035	$11,115,677

LIABILITIES AND OWNER'S EQUITY
CURRENT LIABILITIES:
Short term bank loans	$1,170,070	$437,688	$410,167
Accounts payable	4,844,194	4,448,484	2,596,957
Other payable and accrued liabilities	448,453	382,779	321,321
Due to owner	43,878	-	-
Dividend payable	-	4,376,878	2,734,444
Income taxes payable	263,844	175,781	103,310
Other taxes payable	394,076	188,130	87,607
Total Current Liabilities	7,164,515	10,009,740	6,253,806
Commitment and contingency

OWNER’S EQUITY:
Paid-in capital	1,607,769	1,607,769	1,607,769
Retained earnings	14,664,084	4,278,094	2,043,123
Statutory reserve	837,048	837,048	837,048
Accumulated other comprehensive income	759,518	735,384	373,931
Total Owner’s Equity	17,868,419	7,458,295	4,861,871
TOTAL LIABILITIES AND OWNER’S EQUITY	$25,032,934	$17,468,035	$11,115,677

See notes to financial statements

FUJIAN JINJIANG CHENDAI ANSHENG SHOES & CLOTHING CO., LTD.

STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the Years Ended December 31,
	2009	2008	2007
SALES	$59,023,342	$38,759,758	$23,711,162
COST OF SALES	41,972,052	28,101,914	17,526,162
GROSS MARGIN	17,051,290	10,657,844	6,185,000
OPERATING EXPENSES:
Selling expenses	1,832,252	919,799	515,456
Research and development expenses	220,295	166,917	127,198
General and administrative expenses	1,123,590	824,362	625,511
Total Operating Expenses	3,176,137	1,911,078	1,268,165
INCOME FROM OPERATIONS	13,875,153	8,746,766	4,916,835
OTHER INCOME/(EXPENSE):
Interest income	24,659	23,674	18,179
Interest expense	(56,965)	(40,959)	(32,293)
Total Other Expense	(32,306)	(17,285)	(14,114)
INCOME BEFORE INCOME TAX	13,842,847	8,729,481	4,902,721
INCOME TAX	3,456,857	2,185,559	1,621,744
NET INCOME	$10,385,990	$6,543,922	$3,280,977
OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	24,134	361,453	259,027
COMPREHENSIVE INCOME	$10,410,124	$6,905,375	$3,540,004

See notes to financial statements

FUJIAN JINJIANG CHENDAI ANSHENG SHOES & CLOTHING CO., LTD.

STATEMENTS OF CHANGES IN OWNER'S EQUITY

				Accumulated Other	Total
	Paid-in	Retained	Statutory	Comprehensive	Owner's
	Capital	Earnings	Reserve	Income	Equity

Balance at December 31, 2006	$636,715	$1,881,678	$343,153	$114,904	$2,976,450
Net income	-	3,280,977	-	-	3,280,977
Transfer to statutory reserve	-	(493,895)	493,895	-	-
Dividend to owner	-	(2,625,637)	-	-	(2,625,637)
Capital contribution	971,054	-	-	-	971,054
Foreign currency translation adjustment	-	-	-	259,027	259,027
Balance at December 31, 2007	1,607,769	2,043,123	837,048	373,931	4,861,871
Net income	-	6,543,922	-	-	6,543,922
Dividend to owner	-	(4,308,951)	-	-	(4,308,951)
Foreign currency translation adjustment	-	-	-	361,453	361,453
Balance at December 31, 2008	1,607,769	4,278,094	837,048	735,384	7,458,295
Net income	-	10,385,990	-	-	10,385,990
Foreign currency translation adjustment	-	-	-	24,134	24,134
Balance at December 31, 2009	$1,607,769	$14,664,084	$837,048	$759,518	$17,868,419

See notes to financial statements

FUJIAN JINJIANG CHENDAI ANSHENG SHOES & CLOTHING CO., LTD.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2009	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,385,990	$6,543,922	$3,280,977
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	154,779	150,965	134,885
Changes in assets and liabilities:
Accounts receivable	(2,792,205)	(1,608,533)	884,157
Prepaid expenses	(18,273)	-	-
Inventories	(170,743)	(1,135,763)	(546,508)
Accounts payable	384,443	1,651,247	615,813
Other payable and accrued liabilities	64,689	39,279	36,925
Due to owner	43,854	-	-
Income tax payable	87,579	64,522	(19,237)
Other taxes payable	205,368	93,176	(49,185)
NET CASH PROVIDED BY OPERATING ACTIVITIES	8,345,481	5,798,815	4,337,827
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(205)	(15,893)	(23,238)
NET CASH USED IN INVESTING ACTIVITIES	(205)	(15,893)	(23,238)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loan	1,169,440	430,895	393,846
Repayment of short-term bank loan	(438,540)	(430,895)	(393,846)
Payment of dividend to owner	(4,385,401)	(2,872,634)	-
Proceeds from capital contribution	-	-	958,357
Repayment of due to related party	-	-	(1,698,687)
NET CASH USED IN FINANCING ACTIVITIES	(3,654,501)	(2,872,634)	(740,330)
EFFECT OF FOREIGN CURRENCY FLUCTUATION ON CASH AND CASH EQUIVALENTS	22,605	367,809	217,379
NET INCREASE IN CASH AND CASH EQUIVALENTS	4,713,380	3,278,097	3,791,638
CASH AND CASH EQUIVALENTS – BEGINNING OF YEAR	8,076,050	4,797,953	1,006,315
CASH AND CASH EQUIVALENTS – END OF YEAR	$12,789,430	$8,076,050	$4,797,953
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$56,965	$40,959	$32,293
Income tax paid	$3,369,277	$2,158,668	$1,640,983

See notes to financial statements

FUJIAN JINJIANG CHENDAI ANSHENG SHOES & CLOTHING CO., LTD.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2009, 2008 and 2007

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Fujian Jinjiang Chendai Ansheng Shoes & Clothing Co., Ltd. (the “Company”) is a Chinese limited liability company and was formed under laws of the People’s Republic of China (the “PRC”) on July 25, 1995 with registered capital of $274,689 contributed by three owners Mr. Jinbiao Ding (50%), Mr. Choumou Ding (25%) and Ms. Jinfang Ding (25%), which was increased to $636,715 by the three owners proportionately on December 20, 2001. In September 2007, Mr. Choumou Ding and Ms. Jinfang Ding transferred their ownership to Mr. Jinbiao Ding, and Mr. Jinbiao Ding contributed additional $971,054 to the Company which increased the Company’s registered capital to $1,607,769. The Company is 100% owned by Mr. Jinbiao Ding since then. The Company engages in the design, production, and sales of shoes, clothes and other sports goods targeting the China domestic market.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The accompanying balance sheets as of December 31, 2009, 2008 and 2007, and the related statements of income and comprehensive income, changes in owner’s equity and cash flows for the three-year ended December 31, 2009 include the Company only.

Use of estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and the related disclosures at the date of the financial statements and during the reporting period. Actual results could differ from these estimates. Significant estimates include the allowance for doubtful accounts, the allowance for obsolete inventory, the useful life of property and equipment and intangible assets, and assumptions used in assessing impairment of long-term assets.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions with maturities of three months or less when purchased. The Company maintains cash and cash equivalents with various financial institutions in the PRC and the balances in banks in the PRC are uninsured.

Fair value of financial instruments

The Company adopted the guidance of Accounting Standards Codification (“ASC”) 820 for fair value measurements which clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

•	Level 1-Inputs are unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

•
Level 2-Inputs are unadjusted quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other then quoted prices that are observable, and inputs derived from or corroborated by observable market data.

•
Level 3-Inputs are unobservable inputs which reflect the reporting entity’s own assumptions on what assumptions the market participants would use in pricing the asset or liability based on the best available information.

The carrying amounts reported in the balance sheets for cash, accounts receivable, loans payable, accounts payable and accrued expenses, and amounts due to related parties approximate their fair market value based on the short-term maturity of these instruments. The Company did not have any nonfinancial assets or liabilities that are measured at fair value on a recurring basis as of December 31, 2009, 2008 and 2007.

ASC 825-10 “Financial Instruments,” allows entities to voluntarily choose to measure certain financial assets and liabilities at fair value (fair value option). The fair value option may be elected on an instrument-by-instrument basis and is irrevocable, unless a new election date occurs. If the fair value option is elected for an instrument, unrealized gains and losses for that instrument should be reported in earnings at each subsequent reporting date. The Company did not elect to apply the fair value option to any outstanding instruments.

Concentrations of credit risk

The Company’s operations are carried out in the PRC. Accordingly, the Company's business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC's economy. The Company's operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in North America. The Company's results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable. Substantially all of the Company’s cash is maintained with state-owned banks within the PRC, and no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. A significant portion of the Company’s sales are credit sales which are primarily to customers who have the ability to pay; however, concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms.  The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

Accounts receivable

Accounts receivable are presented net of an allowance for doubtful accounts. The Company maintains allowances for doubtful accounts for estimated losses. The Company reviews the accounts receivable on a periodic basis and makes general and specific allowances when there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors, including the age of the balance, a customer’s historical payment history, its current credit-worthiness and current economic trends. Accounts are written off after exhaustive efforts at collection. At December 31, 2009, 2008 and 2007, the Company did not record any allowance for doubtful accounts.

Inventories

Inventories, consisting of raw materials, packing material, work in process and finished goods related to the Company’s products are stated at the lower of cost or market utilizing the weighted average method. An allowance is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected market value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the market value. These reserves are recorded based on estimates.  At December 31, 2009, 2008 and 2007, the Company did not record any inventory reserve.

Property and equipments

Property and equipments are carried at cost and are depreciated on a straight-line basis (after taking into account their respective estimated residual value) over the estimated useful lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.  When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. The Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

The estimated useful lives are as follows:

	Years	Residual Value
Buildings	20	5%
Plant and machinery	10	5%
Furniture, fixtures and electronic equipment	5	5%

Land use right

All land in the PRC is owned by the PRC government and cannot be sold to any individual or company. The Company has recorded the amounts paid to the PRC government to acquire long-term interests to utilize land underlying the Company’s facilities as land use rights. This type of arrangement is common for the use of land in the PRC. Land use rights are amortized on the straight-line method over the terms of the land use rights, which is 50 years.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable, or at least annually. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value. The Company did not record any impairment charges for the years ended December 31, 2009, 2008 and 2007.

Revenue recognition

Pursuant to the guidance of ASC Topic 605 and ASC Topic 360, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the purchase price is fixed or determinable and collectability is reasonably assured.

Revenue is recognized when products are delivered to the customers. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. In instances where products are configured to customer requirements, revenue is recorded upon the successful completion of the Company’s final test procedures and the customer’s acceptance. The Company report revenue net of value added taxes if applicable.

Income tax

The Company is governed by the Income Tax Law of the People’s Republic of China. The Company accounts for income tax using the liability method prescribed by ASC 740, “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

Pursuant to accounting standards related to the accounting for uncertainty in income taxes, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. The accounting standard also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

Value added tax

The Company is subject to value added tax (“VAT”) for manufacturing products. The applicable VAT rate is 17% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT).

Employee benefits

The Company’s operations and employees are all located in the PRC.  The Company makes mandatory contributions to the PRC government’s health, retirement benefit and unemployment funds in accordance with the relevant Chinese social security laws, equal to approximately 25% of salaries. The costs of these payments are charged to income in the same period as the related salary costs and are not material.

Advertising

Advertising is expensed as incurred and is included in selling expenses. Advertising expenses amounted to $1,719,077, $861,790 and $472,615 for the years ended December 31, 2009, 2008 and 2007, respectively.

Research and development

Research and development costs are expensed as incurred. These costs primarily consist of cost of materials used and salaries paid for the development of the Company’s products, and depreciation amount from machinery used. Research and development expenses amounted to $220,295, $166,917 and $127,198 for the years ended December 31, 2009, 2008 and 2007, respectively.

Foreign currency translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the Chinese Renminbi (“RMB”). Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets.  Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income.  The cumulative translation adjustment and effect of exchange rate changes on cash for the years ended December 31, 2009, 2008 and 2007 were $22,605, $367,809 and $217,379, respectively. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the acquisition date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

All of the Company’s revenue transactions are transacted in the functional currency. The Company does not enter any material transaction in foreign currencies and, accordingly, transaction gains or losses have not had, and are not expected to have, a material effect on the results of operations of the Company.

Asset and liability accounts at December 31, 2009, 2008 and 2007 were translated at 6.8372 RMB to $1.00, 6.8542 RMB to $1.00, and 7.3141 RMB to $1.00, respectively, which were the exchange rates on the balance sheet dates. Equity accounts were stated at their historical rate. The average translation rates applied to the statements of income for the years ended December 31, 2009, 2008 and 2007 were 6.8409 RMB, 6.9623 RMB and 7.6172 RMB to $1.00, respectively.  Cash flows from the Company’s operations are calculated based upon the local currencies using the average translation rate. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Accumulated other comprehensive income

Comprehensive income is comprised of net income and all changes to the statements of stockholders' equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. For the Company, comprehensive income for the years ended December 31, 2009, 2008 and 2007 included net income and unrealized gains from foreign currency translation adjustments.

Related parties

Parties are considered to be related to the Company if the parties that, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

Recently issued accounting pronouncements

In June 2009, the FASB issued Accounting Standards Update No. 2009-01, “Generally Accepted Accounting Principles” (ASC Topic 105) which establishes the FASB Accounting Standards Codification (“the Codification” or “ASC”) as the official single source of authoritative U.S. GAAP. All existing accounting standards are superseded. All other accounting guidance not included in the Codification will be considered non-authoritative. The Codification also includes all relevant Securities and Exchange Commission (“SEC”) guidance organized using the same topical structure in separate sections within the Codification.

Following the Codification, the Board will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASU”) which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification.

The Codification is not intended to change GAAP, but it will change the way GAAP is organized and presented. The Codification is effective for the companies’ 2009 financial statements and the principal impact on our financial statements is limited to disclosures as all future references to authoritative accounting literature will be referenced in accordance with the Codification.

In November 2009, the FASB issued an ASU regarding accounting for stock dividends, including distributions to shareholders with components of stock and cash. This ASU clarifies that the stock portion of a distribution to shareholders that contains components of cash and stock and allows shareholders to select their preferred form of the distribution (with a limit on the amount of cash that will be distributed in total) should be considered a stock dividend and included in EPS calculations as a share issuance. The adoption of this guidance did not have a material impact on the Company’s financial statements. In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The adoption of this ASU did not have a material impact on the Company’s financial statements.

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)  Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. These disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The adoption of this ASU did not have any material impact on the Company’s financial statements.

In February 2010, the FASB issued Accounting Standards Update (ASU) 2010-09 to amend ASC 855, Subsequent Events, whose effective date is for interim or annual reporting periods ending after June 15, 2010. As a result, ASU No. 2010-09 excludes SEC reporting entities from the requirement to disclose the date on which subsequent events have been evaluated; In addition, it modifies the requirement to disclose the date on which subsequent events have been evaluated in reissued financial statements to apply only to such statements that have been restated to correct an error or to apply U.S. GAAP retrospectively.

NOTE 3 – ACCOUNTS RECEIVABLE

Accounts receivable at December 31, 2009, 2008 and 2007 consisted of the following:

	December 31,
	2009	2008	2007
Accounts receivable	$7,514,749	$4,709,332	$2,882,062
Less: allowance for doubtful accounts	-	-	-
Total	$7,514,749	$4,709,332	$2,882,062

No allowance for doubtful accounts was recorded during the years ended December 31, 2009, 2008 and 2007 as management believes no accounts are uncollectible as of December 31, 2009, 2008 and 2007.

NOTE 4 - INVENTORIES

At December 31, 2009, 2008 and 2007, inventories consisted of the following:

	December 31,
	2009	2008	2007
Raw materials	$601,332	$570,871	$508,334
Work in process	1,732,930	1,632,249	673,719
Finished goods	1,108,948	1,061,139	795,827
	$3,443,210	$3,264,259	$1,977,880

NOTE 5 - PROPERTY AND EQUIPMENTS

At December 31, 2009, 2008 and 2007, property and equipments consisted of the following:

	December 31,
	2009	2008	2007
Building and building improvements	$1,404,084	$1,400,601	$1,312,533
Manufacturing equipment	748,001	746,146	699,230
Office equipment and furniture	60,253	59,899	41,004
	2,212,338	2,206,646	2,052,767
Less: accumulated depreciation	1,177,836	1,026,157	823,292
	$1,034,502	$1,180,489	$1,229,475

For the years ended December 31, 2009, 2008 and 2007, depreciation expense amounted to $149,047, $145,333 and $129,737, of which $98,741, $97,019 and $88,665 was included in cost of sales, respectively.

As of December 31, 2009, the buildings with net value of $575,967 were pledged to secure short-term bank loans of $731,293 from Industrial and Commercial Bank of China Ltd. ("ICBC") Jinjiang Branch. As of December 31, 2008 and 2007, the buildings with carrying amount of $641,067 and $663,103 were pledged to secure short-term bank loans from Industrial Bank Co., Ltd. Quanzhou Fuqiao Branch of $437,688 and $410,167, respectively.

NOTE 6 – LAND USE RIGHTS

At December 31, 2009, 2008 and 2007, land use rights consists of the following:

		December 31,
	Useful Life	2009	2008	2007
Land use right	50 Years	$286,769	$286,058	$268,071
Less: accumulated amortization		54,008	48,153	39,764
Total		$232,761	$237,905	$228,307

Amortization expense for the years ended December 31, 2009, 2008 and 2007 amounted to $5,732, $5,632 and $5,148, respectively.

Amortization of land use rights attributable to future periods is as follows:

Years ending December 31:	Amount
2010	$5,735
2011	5,735
2012	5,735
2013	5,735
2014	5.735
2015 and thereafter	204,086
Total	$232,761

As of December 31, 2009, land use right with net value of $232,761 was pledged to secure short-term bank loans from Industrial and Commercial Bank of China Ltd. ("ICBC") Jinjiang Branch. As of December 31, 2008 and 2007, land use right with net value of $237,905 and $228,307 were pledged to secure short-term bank loans from Industrial Bank Co., Ltd. Quanzhou Fuqiao Branch.

NOTE 7 – SHORT-TERM BANK LOANS

At December 31, 2009, 2008 and 2007, short-term bank loans consisted of the following:

	December 31,
	2009	2008	2007
Loan payable to Industrial Bank, due on September 9, 2008 with annual interest of 9.126% and repaid on due date	$-	$-	$410,167
Loan payable to Industrial Bank, due on August 19, 2009 with annual interest of 10.458% and repaid on due date	-	437,688	-
Loan payable to Industrial and Commercial Bank of China, due on July 30, 2010 with annual interest of 6.903% and repaid on the due date.	438,777	-	-
Loan payable to Industrial and Commercial Bank of China, due on July 30, 2010 with annual interest of 6.903% and subsequently repaid on the due date.	731,293	-	-
Total	$1,170,070	$437,688	$410,167

For the years ended December 31, 2009, 2008 and 2007, interest expense related to loans amounted to $56,965, $40,959 and $32,293, respectively. These loans are short-term in nature.

The loan payable of $438,777 as of December 31, 2009 was guaranteed by Jinjiang Qiuzhi East Asia Shoe & Cloth Co., Ltd, an enterprise owned by Mr. Jinbiao Ding’s uncle. The loan payable of $731,293 as of December 31, 2009 was pledged by the buildings with net value of $575,967 and land use rights with net value of $232,761. The loan payable of $437,688 as of December 31, 2008 was pledged by the buildings with net value of $641,067 and land use rights with net value of $237,905. The loan payable as of December 31, 2008 was also personally guaranteed by Mr. Jinbiao Ding. The loan payable of $410,167 as of December 31, 2007 was pledged by the buildings with net value of $649,431and land use rights with net value of $228,307. The loan payable as of December 31, 2008 was also personally guaranteed by Mr. Jinbiao Ding.

NOTE 8 – OTHER PAYABLE AND ACCRUED LIABILITIES

At December 31, 2009, 2008 and 2007, other payables and accrued liabilities consist of the following:

	December 31,
	2009	2008	2007
Accrued payroll	$429,055	$363,782	$303,655
Other liabilities	19,398	18,997	17,666
	$448,453	$382,779	$321,321

NOTE 9 – RELATED PARTY BALANCES AND TRANSACTIONS

At December 31, 2009, 2008 and 2007, the amounts of due to owner were $43,878, $0 and $0, respectively  During the year ended December 31, 2009, the Company’s CEO, Mr. Jinbiao Ding, paid $43,878 rental expense for the Company and the amount was not repaid as of December 31, 2009.

NOTE 10 – DIVIDEND PAYABLE

During the years ended December 31, 2008 and 2007, the Company declared dividends of $4,376,878 and $2,734,444 for the year, respectively, to the owner. The dividends were paid during the year ended December 31, 2009 and 2008, respectively. No dividend was declared for the year ended December 31, 2009.

NOTE 11 – INCOME TAX PAYABLE

The Company accounts for income tax pursuant to the accounting standards that requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  Additionally, the accounting standards require the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets, including those related to the U.S. net operating loss carryforwards, are dependent upon future earnings, if any, of which the timing and amount are uncertain. The company recognized no deferred tax asset or liability as of December 31, 2009 and 2008.

The Company is governed by the Income Tax Law of the People’s Republic of China. In the years ended December 31, 2009, 2008 and 2007, under the Income Tax Laws of PRC, Chinese companies are generally subject to an income tax at an effective rate of 25%, 25% and 33%, respectively, on income reported in the statutory financial statements after appropriate tax adjustments. The Company is subject to these statutory rates.

The table below summarizes the differences between the PRC statutory rate and the Company’s effective tax rate and are as follows for the years ended December 31, 2009, 2008 and 2007:

	Years ended December 31,
	2009	2008	2007
Statutory tax rates	25.0%	25.0%	33.0%
Non-deductable expenses	0.0%	0.0%	0.1%

Total provision for income tax	25.0%	25.0%	33.1%

NOTE 12 – OTHER TAXES PAYABLE

The following table reflects other taxes payable as of December 31, 2009, 2008 and 2007:

	December 31,
	2009	2008	2007
Value added taxes	$361,538	$172,596	$80,373
Other taxes	32,538	15,534	7,234
Total	$394,076	$188,130	$87,607

NOTE 13 – STATUTORY RESERVES

The Company is required to make appropriations to reserve funds, comprising the statutory surplus reserve, statutory public welfare fund and discretionary surplus reserve, based on after-tax net income determined in accordance with PRC Corporation Law. Appropriation to the statutory surplus reserve should be at least 10% of the after tax net income determined in accordance with the PRC GAAP until the reserve is equal to 50% of the entities’ registered capital or members’ equity.  During the year ended December 31, 2007, the Company made appropriations to this statutory reserve of $493,895. The Company did not make any such appropriation for the years ended December 31, 2009 and 2008 since the reserve balance as of December 31, 2007 reached 50% of its registered capital. The accumulated balance of the statutory reserve of the Company as of December 31, 2009, 2008 and 2007 were $837,048, $837,048 and $837,048, respectively.

In accordance with the PRC laws and regulations, the Company is restricted in their ability to transfer a portion of its net assets to the Company’s owners in the form of dividends, which amounted to $837,048 representing the amount of accumulated balance of statutory reserve of the Company, as of December, 31 2009.

NOTE 14 – CONCENTRATIONS AND CREDIT RISKS

As of December 31, 2009, 2008 and 2007, the Company held cash in banks of $12,789,430, $8,076,050 and $4,797,953, respectively that is uninsured by the government authority. To limit exposure to credit risk relating to deposits, the Company primarily place cash deposits only with large financial institution in the PRC with acceptable credit rating.

The Company’s operations are carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC as well as by the general state of the PRC’s economy. The business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Customers

During the year ended December 31, 2009, one customer accounted for 11% of the Company’s total sales. During the year ended December 31, 2008, one customer accounted for 12% of the Company’s total sales. During the year ended December 31, 2007, two customers accounted for 24% of the Company’s total sales.

Suppliers

Two suppliers provided 22% of the Company’s purchases of raw materials for the year ended December 31, 2009. Two suppliers provided 24% of the Company’s purchases of raw materials for the year ended December 31, 2008. Three suppliers provided 41% of the Company’s purchases of raw materials for the year ended December 31, 2007.

NOTE 15 – COMMITMENT AND CONTINGENCY

Operating lease

On January 1, 2006, the Company leased office space under an operating lease that expires on December 31, 2010. On June 1, 2009, the Company leased office space under an operating lease that expires on May 31, 2012.  Future minimum rental payments required under the operating lease are as follows:

Year Ended December 31,
2010	$80,734
2011	43,877
2012	18,282

Total	$142,893

The Company is not currently a party to any legal proceeding, investigation or claim, which, in the opinion of the management, is likely to have material adverse effect on the business, financial condition or results of operations.

The Company has not recorded any legal contingencies as of December 31, 2009, 2008 and 2007.

NOTE 16 – SUBSEQUENT EVENTS

On August 8, 2010, the Company borrowed $438,776 from Industrial and Commercial Bank of China. The loan is due on August 7, 2011 and bears an annual interest rate based on the China bank rate multiplied by 1.05%. The loan has been guaranteed by Jinjiang Qiuzhi East Asia Shoe & Cloth Co., Ltd., an enterprise owned by Mr. Jinbiao Ding’s uncle.

On August 12, 2010, the Company borrowed $731,294 from Industrial and Commercial Bank of China. The loan is due on August 10, 2012 and bears an annual interest rate based on the China bank rate multiplied by 1.15%. The loan has been secured by the Company’s building and land use right with net value of $575,967 and $232,761, respectively.